UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 7, 2003
                                                         ---------------


                                   GenTek Inc.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


    Delaware                         001-14789                  02-0505547
 --------------                   --------------             -------------------
(State or other               (Commission File Number)        (IRS Employer
jurisdiction of                                              Identification No.)
incorporation)


         Liberty Lane, Hampton, New Hampshire                      03842
       ----------------------------------------                  ----------
       (Address of Principal Executive Offices)                  (Zip Code)


Registrant's telephone number, including area code   (603) 929-2264
                                                     --------------

                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

a.       Bankruptcy Proceeding

         As previously reported, on October 11, 2002, GenTek Inc. (the "Company") and certain of its direct and indirect subsidiaries (together with the Company, the "Debtors") filed with the United States Bankruptcy Court for the District of Delaware (the "Court") a voluntary petition for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code, Case No. 02-12896 (MFW). During the course of the proceeding, the Debtors have operated their respective businesses and managed their respective assets as debtors-in-possession.

         On August 21, 2003, the Debtors filed with the Court their second proposed joint plan of reorganization (the "Second Proposed Plan of Reorganization"), together with the related disclosure statement (the "Second Proposed Disclosure Statement"). A hearing to consider the adequacy of the Second Proposed Disclosure Statement was held on August 25, 2003. At the hearing, the Debtors announced additional revisions to the Second Proposed Plan of Reorganization (as modified, the "Plan of Reorganization") and the Second Proposed Disclosure Statement (as modified, the "Disclosure Statement") and agreed to work with certain parties in interest to resolve remaining issues as to the adequacy of the Disclosure Statement. Upon certification of counsel as to the resolution of such issues, the Court, on August 27, 2003, entered an order approving the Disclosure Statement and authorizing the Company to begin soliciting votes with respect to the Plan of Reorganization, as revised, from those of its creditors who were entitled to vote.

         On August 28, 2003, the Debtors filed a revised version of the Plan of Reorganization (as later modified in connection with the confirmation, the "Final Plan of Reorganization") and a revised version of the Disclosure Statement, each reflecting the additional revisions announced at the hearing on August 25, 2003 and those subsequently made in resolution of the remaining issues. A copy of the Final Plan of Reorganization is attached hereto as Exhibit
2.1 and is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meaning assigned to them in the Final Plan of Reorganization.

         The solicitation process commenced on September 3, 2003, when the Debtors mailed the solicitation packages, and concluded on September 30, 2003. The Final Plan of Reorganization was accepted by all but one of the voting classes. On October 3, 2003, the Debtors filed a first modification to the Final Plan of Reorganization (the "Modification"). A copy of the Modification is attached hereto as Exhibit 2.2 and is incorporated herein by reference.

         On October 7, 2003, the Court entered an order (the "Confirmation Order") confirming the Final Plan of Reorganization, as modified by the Modification, and the Debtors issued a press release with respect thereto. Copies of the Confirmation Order and the related press release are attached hereto as Exhibits 2.3 and 99.1, respectively, and are incorporated herein by reference.

b.       Summary of the Final Plan of Reorganization

         The following is a summary of the material features of the Final Plan of Reorganization, as modified by the Modification, and is qualified in its entirety by reference to the full text of the Final Plan of Reorganization and the Modification.

         The Final Plan of Reorganization provides, that in full satisfaction of their allowable claims: (i) the holders of existing secured claims under the Company's existing credit facility will initially receive approximately 81% of the common stock of the reorganized Company (the "Reorganized Company"), $60 million in cash and $216.5 million principal amount of senior term notes issued by the Reorganized Company; (ii) holders of existing secured claims under the term loan facility to Noma Company under the Company's existing credit facility will receive approximately 13% of the common stock of the Reorganized Company and $33.5 million principal amount of senior term notes issued by the Reorganized Company; (iii) holders of general unsecured claims and trade vendor claims who elect to receive equity in the Reorganized Company on account of their claims will receive a pro rata distribution of up to approximately 2%, in the aggregate, of the common stock of the Reorganized Company and warrants to purchase additional shares of the common stock of the Reorganized Company; (iv) holders of general unsecured claims and trade vendor claims that elect not to receive common stock of the Reorganized Company will receive an amount in cash equal to the lesser of (A) 6% of each such holder's allowed claim or (B) each such holder's pro rata share of $5 million; (v) holders of unsecured claims relating to the Company's existing bonds will receive approximately 4% of the common stock of the Reorganized Company and warrants to purchase additional shares of the common stock of the Reorganized Company; (vi) upon the liquidation of their disputed claims, holders of California Tort Claims (to the extent they are determined to hold allowable claims) will receive the same treatment of any uninsured portion of their claims (excluding any portion of such claims attributable to noncompensatory damages) as they would have received had such claims been classified as general unsecured claims (except that such holders will not be entitled to elect cash instead of equity); (vii) pending the ratification and consummation of a proposed settlement, holders of Pennsylvania Tort Claims will receive, through their class representative, an aggregate distribution of $120,000 cash, a note in the principal amount of $675,000, and a payment from the Debtors' insurer; and (viii) holders of claims described in subsections (i), (iii), (iv), (v) and (vi) above will be entitled to receive a portion of any amounts recovered by the Preference Claim Litigation Trust (as created pursuant to the Final Plan of Reorganization). In addition to the foregoing, the Final Plan of Reorganization provides that administrative expense claims, priority claims, convenience claims, a secured claim of the Company against Noma Company in the amount of approximately $5.7 million and certain other secured claims, will all be paid in full. Furthermore, the Final Plan of Reorganization provides that as of the effective date of the Final Plan of Reorganization (the "Effective Date"), all outstanding shares of common stock of the Company will be cancelled without any distribution to be made to the holders of such shares.

         The Final Plan of Reorganization also provides for the consummation of certain restructuring transactions intended to streamline the corporate structure of the Reorganized Company and contains standard release and exculpation provisions for certain parties in interest.

c.       Information as to the Company's Common Stock

         The Company currently has 25,336,170 shares of its common stock issued and outstanding. As disclosed above, as of the Effective Date, all outstanding shares of common stock of the Company will be cancelled. Holders of such shares will not receive a distribution under the Final Plan of Reorganization.

         On or as of the Effective Date, 100 million shares of common stock of the Reorganized Company will be authorized for issuance. On or as of the Effective Date, up to an aggregate of 10 million new shares of common stock of the Reorganized Company, representing 100% of the outstanding shares as of such date, will be issued to the holders as described above. In addition, on or as of the Effective Date, the Reorganized Company will (i) reserve for issuance 2,094,645 shares of common stock of the Reorganized Company necessary to satisfy the required distributions pursuant to the Reorganized Company's warrants and
(ii) reserve for issuance 1,000,000 shares of common stock of the Reorganized Company necessary to satisfy stock and/or options that may be granted under the Reorganized Company's Management and Directors Incentive Plan. Consequently, on or as of the Effective Date, the Reorganized Company will have issued, or reserved for issuance, up to 13,094,645 shares of its common stock. The shares issued, or reserved for issuance, as of the Effective Date will be subject to dilution based on the resolution of the Company's California Tort Claims.

d.       Information as to the Assets and Liabilities of the Company

         Information as to the Company's assets and liabilities is contained in the unaudited consolidated balance sheet of the Company as of August 31, 2003, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

ITEM 7.  EXHIBITS

         (c)      Exhibits

Number         Title
------         -----

2.1 Joint Plan of Reorganization Under Chapter 11, Title 11, United States Code of GenTek Inc., et al., and Noma Company, Debtors, dated August 28, 2003, as filed with the United States Bankruptcy Court for the District of Delaware on August 28, 2003

2.2 First Modification to Joint Plan of Reorganization Under Chapter 11, Title 11, United States Code of GenTek Inc., et al., and Noma Company, Debtors, dated October 3, 2003, as filed with the United States Bankruptcy Court for the District of Delaware on October 3, 2003

2.3 Order Confirming Joint Plan of Reorganization Under Chapter 11, Title 11, United States Code of GenTek Inc., et al., and Noma Company, Debtors, as Modified, as entered by the United States Bankruptcy Court for the District of Delaware on October 7, 2003

99.1           Press Release, dated October 7, 2003

99.2           GenTek Inc. Consolidated Balance Sheet as of August 31, 2003

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               GENTEK INC.
                                               --------------------------
                                               (Registrant)


Date: October 21, 2003                    By:  /s/ Matthew R. Friel
                                               --------------------------------
                                               Name:   Matthew R. Friel
                                               Title:  Vice President and
                                                       Chief Financial Officer

                                  Exhibit Index
                                  -------------

Number         Title
------         -----

2.1 Joint Plan of Reorganization Under Chapter 11, Title 11, United States Code of GenTek Inc., et al., and Noma Company, Debtors, dated August 28, 2003, as filed with the United States Bankruptcy Court for the District of Delaware on August 28, 2003

2.2 First Modification to Joint Plan of Reorganization Under Chapter 11, Title 11, United States Code of GenTek Inc., et al., and Noma Company, Debtors, dated October 3, 2003, as filed with the United States Bankruptcy Court for the District of Delaware on October 3, 2003

2.3 Order Confirming Joint Plan of Reorganization Under Chapter 11, Title 11, United States Code of GenTek Inc., et al., and Noma Company, Debtors, as Modified, as entered by the United States Bankruptcy Court for the District of Delaware on October 7, 2003

99.1           Press Release, dated October 7, 2003

99.2           GenTek Inc. Consolidated Balance Sheet as of August 31, 2003